Exhibit L

Execution Version

AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of December 19, 2016, among AirMedia Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), AirMedia Merger Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Merger Sub”) and AirMedia Group Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”). Parent, Merger Sub and the Company may hereafter be referred to as a “Party” in their individual capacities and as “Parties” collectively.

WHEREAS, the Parties have entered into that certain Agreement and Plan of Merger, dated as of September 29, 2015, as amended on June 27, 2016 (the “Merger Agreement”), upon the terms and subject to the conditions of which, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the Parties desire to amend the Merger Agreement so as to extend the Termination Date (as defined in the Merger Agreement);

WHEREAS, Section 9.10 of the Merger Agreement provides that the Parties may amend the Merger Agreement by action taken by or on behalf of their respective boards of directors by an instrument in writing at any time prior to the Effective Time (as defined in the Merger Agreement);

WHEREAS, the Company Board (as defined in the Merger Agreement), acting upon the unanimous recommendation of the Special Committee (as defined in the Merger Agreement), has (i) determined that it is in the best interest of the Company, and declared it advisable, to enter into this Amendment, and (ii) adopted resolutions approving the execution, delivery and performance by the Company of this Amendment;

WHEREAS, the board of directors of each of Parent and Merger Sub has (i) determined that it is in the best interest of the Parent and Merger Sub, respectively, and declared it advisable, to enter into this Amendment, and (ii) approved the execution, delivery and performance by Parent and Merger Sub, respectively, of this Amendment;

NOW, THEREFORE, the Parties agree to amend the Merger Agreement as follows:

1.	Definitions; References

Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them under the Merger Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Merger Agreement shall, from and after the execution of this Amendment, refer to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement, as amended hereby, shall in all instances continue to refer to September 29, 2015, and references to “the date hereof” and “the date of this Agreement” shall continue to refer to September 29, 2015.

2.	Amendment to Merger Agreement

2.1	Amendment to Section 8.02

Sub-section (a) of Section 8.02 (Termination by Either the Company or Parent) of the Merger Agreement is hereby amended by replacing the reference to “December 31, 2016” therein with the text of “June 30, 2017.”

3.	Miscellaneous

3.1	No Further Amendment

The Parties agree that all other provisions of the Merger Agreement shall, subject to the amendment in Section 2 of this Amendment, continue unamended, in full force and effect and constitute legal and binding obligations of the Parties. This Amendment forms an integral and inseparable part of the Merger Agreement.

3.2	Other Miscellaneous Terms

The provisions of Article IX (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified by this Amendment.

[Signature Page Follows]

&

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

AirMedia Holdings Ltd.

By:	/s/ Herman Man Guo
Name:	Herman Man Guo
Title:	Director

AirMedia Merger Company Limited

By:	/s/ Herman Man Guo
Name:	Herman Man Guo
Title:	Director

AirMedia Group Inc.

By:	/s/ Conor Chiahung Yang
Name:	Conor Chiahung Yang
Title:	Director

[Signature Page to Amendment No. 2 to the Merger Agreement]